UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 8, 2006


                           IMMTECH INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      8733                   39-1523370
      (State or Other        (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)

 150 Fairway Drive, Suite 150, Vernon Hills, Illinois            60061
       (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (847) 573-0033

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.01. Entry Into A Material Definitive Agreement.
------------------------------------------------------

            On February 8, 2006, Immtech International, Inc. (the "Registrant") entered into an underwriting agreement (the "Underwriting Agreement") with Ferris, Baker Watts, Incorporated (the "Underwriter"). The Underwriting Agreement relates to the offering and sale of 2,000,000 shares of the Registrant's common stock under the Registrant's Registration Statement on Form S-3 (Nos. 333-130970), which was declared effective by the U.S. Securities and Exchange Commission on February 7, 2006. The Registrant also granted an option to the Underwriter to purchase up to an additional 300,000 shares to cover over-allotments. Pursuant to the Underwriting Agreement, the Underwriter will receive an underwriting discount equal to 6%, and an advisory fee equal to 1%, of the gross proceeds of the offering (approximately $0.48 and $0.08 per share, respectively), plus any out-of-pocket expenses up to $100,000. The Registrant estimates that the net proceeds of the offering will be approximately $14.730 million, or approximately $16.962 million if the Underwriter exercises its option to purchase additional shares in full. All of the shares to be sold are being offered by the Company. The offering is expected to close on February 13, 2006.

            Attachments to the Underwriting Agreement include a free writing prospectus (the "Free Writing Prospectus"), dated February 8, 2006, which contains the information set forth below with respect to the sale of shares of the Registrant's common stock:

Common Stock Offered:          2,000,000 newly issued shares of its common
                               stock at a public offering price of $8.00 per share under an effective shelf registration statement on file with the U.S. Securities and Exchange Commission; and a 30-day option for the Underwriter to purchase up to an additional
                               300,000 shares of the Registrant's common stock.

Estimated Gross Proceeds:      $16 million, based on a public offering price of
                               $8.00 per share, or approximately $18.4 million if the Underwriter exercises its option to purchase additional shares in full.

Use of Proceeds:               For working capital and general corporate
                               purposes.

            A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Free Writing Prospectus is filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference. The description of material terms of the Underwriting Agreement and Free Writing Prospectus is qualified in its entirety by reference to such exhibits.

Item 7.01. Regulation FD Disclosure.
------------------------------------

            On February 8, 2006, the Registrant announced the pricing of an underwritten public offering of 2,000,000 shares of its common stock at a price of $8.00 per share. The gross proceeds to the Registrant are expected to be $16 million. A copy of the press release with respect to such sale is furnished as
Exhibit 99.1 hereto and incorporated herein by reference.


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Item 9.01. Financial Statements and Exhibits.
---------------------------------------------

        (d) The following exhibits are filed with this report:


  Exhibit Number                        Description
-----------------  ---------------------------------------------------------
       1.1 Underwriting Agreement between the Registrant and the Underwriter dated February 8, 2006

       1.2         Free Writing Prospectus dated February 8, 2006

       99.1        Press Release by Registrant dated February 8, 2006


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IMMTECH INTERNATIONAL, INC.

Date:  February 8, 2006
                                     By:   /s/ Eric L. Sorkin
                                         ---------------------------------------
                                     Name:  Eric L. Sorkin
                                     Title: Chairman and Chief Executive Officer